Exhibit 99


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              CIMETRIX INCORPORATED

I, as shareholder of common stock of Cimetrix Incorporated (the "Company"), revoke any previous proxies and appoint C. Alan Weber and Robert H. Reback, and either of them, as my proxy to attend the annual meeting of shareholders of the Company to be held on May 21, 2005, and any adjournment thereof, and to represent, vote, consent, and otherwise act for me and for my shares in the same manner and with the same effect as if I am personally present. Without limiting the generality of the foregoing, my proxy shall vote as follows on the following matters:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1.

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Please mark your votes an indicated in this example [X]



                                              FOR all nominees   WITHHOLD
                                              listed (except     AUTHORITY to
                                              as marked          vote for all
                                              to the contrary*)  nominees listed
Item 1 - ELECTION OF DIRECTORS. Nominee for
         election  to the Board of Directors:  [  ]                [  ]

Michael B. Thompson   (three-year term)

* Draw a line through the name of any director for whom you wish to withhold authority to vote.


Item 2 - APPROVAL OF PROPOSED REVERSE          FOR       AGAINST        ABSTAIN
         STOCK SPLIT OF THE COMPANY'S          [  ]        [  ]           [  ]
         COMMON STOCK IN THE RANGE OF
         1-FOR-3 TO 1-FOR-7, TO BE MADE AT
         THE SOLE  DISCRETION OF THE BOARD
         OF DIRECTORS ANY TIME BETWEEN THE
         PERIOD FROM MAY 21, 2005 TO
         MAY 21, 2006.

Item 3 - APPROVAL OF PROPOSED AMENDMENT        FOR        AGAINST       ABSTAIN
         TO THE ARTICLES OF INCORPORATION      [  ]        [  ]           [  ]
         TO REDUCE THE NUMBER OF AUTHORIZED
         SHARES OF COMMON STOCK FROM
         100,000,000 SHARES TO 30,000,000
         SHARES, THIS MATTER WOULD NOT BE
         UNDERTAKEN UNLESS ITEM 2 WAS APPROVED
         AND CARRIED OUT, AND THEN ONLY IN
         THE EVENT THE BOARD OF DIRECTORS
         DETERMINED TO DO SO, IN ITS SOLE
         DISCRETION, AT ANY TIME DURING
         THE PERIOD FROM MAY 21, 2005
         TO MAY 21, 2006.

Item 4 - RATIFICATION OF APPOINTMENT OF        FOR        AGAINST       ABSTAIN
         TANNER LC AS INDEPENDENT              [  ]        [  ]           [  ]
         PUBLIC ACCOUNTANTS.

Item 5 - TO TRANSACT SUCH OTHER BUSINESS AS    FOR        AGAINST       ABSTAIN
         MAY PROPERLY COME BEFORE THE          [  ]        [  ]           [  ]
         MEETING OR ANY ADJOURNMENT
         THEREOF.


Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature________________________Dated:__________,2005.


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Typed or printed name and or title




Signature________________________Dated:__________,2005.


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Typed or printed name and or title

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